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                                  EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Pennsylvania Real Estate Investment Trust:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated October 24, 1994, which appears on page 20 of the 1994 annual report to shareholders of Pennsylvania Real Estate Investment Trust (the "Trust"), which annual report is incorporated by reference in the Trust's annual report on Form 10-K for the fiscal year ended August 31, 1994, and to all references to our Firm included in this registration statement.





                                            /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  May 26, 1995









                                     23.2-1